                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES
                                       OF
                             NEWPARK RESOURCES, INC.


1.      BATSON MILL, L.P.

2.      CHESSHER CONSTRUCTION, INC.

3.      CONSOLIDATED MAYFLOWER MINES, INC.

4.      DARCOM INTERNATIONAL, L.P.

5.      EXCALIBAR MINERALS, INC.

6.      EXCALIBAR MINERALS OF LA, L.L.C.

7.      FLORIDA MAT RENTAL, INC.

8.      HYDRA FLUIDS INTERNATIONAL, LTD.

9.      INTERNATIONAL MAT, LTD.

10.     IML DE VENEZUELA, LLC

11.     MALLARD & MALLARD OF LA., INC.

12.     NES PERMIAN BASIN, L.P.

13.     NEWPARK CANADA, INC.

14.     NEWPARK DRILLING FLUIDS, LLC

15.     NEWPARK ENVIRONMENTAL SERVICES, L.L.C.

16.     NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.

17.     NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

18.     NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P.

19.     NEWPARK HOLDINGS, INC.

20.     NEWPARK SHIPHOLDING TEXAS, L.P.

21.     NEWPARK TEXAS L.L.C.

22.     NID, L.P.

23.     OGS LABORATORY, INC.

24.     SHAMROCK DRILLING FLUIDS, INC.

25.     SOLOCO FSC, INC.

26.     SOLOCO, L.L.C.

27.     SOLOCO TEXAS, L.P.

28.     SUPREME CONTRACTORS, L.L.C.